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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 13, 1996



                         OPINION RESEARCH CORPORATION
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


         Delaware                    0-22554                    22-3118960
- --------------------------         -----------            --------------------
(State or other juris-             (Commission            (IRS Employer
 diction of incorporation)          File No.)              Identification No.)


           23 Orchard Road
         Skillman New Jersey                                      08558
- ----------------------------------------                  --------------------
(Address of principal executive offices)                        (Zip Code)



     Registrant's telephone number, including  area code:  (908) 281-5100


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

          On September 13, 1996, the Board of Directors of Opinion Research Corporation (the "Company") adopted a Stockholder Rights Plan (the "Plan"), providing for the distribution of one purchase right (a "Right") for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding as of October 3, 1996 (the "Record Date"). Each Right entitles the registered holder, upon the occurrence of certain events described below, to purchase from the Company a unit consisting of one one-thousandth of a newly issued series of Preferred Stock of the Company designated "Series A Junior Participating Preferred Stock" (a "Unit"), par value $0.01 per share (the "Preferred Stock"), at a purchase price of $25 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and StockTrans, Inc. (the "Rights Agent").

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons, other than an Exempted Person (as defined below), (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 3, 2006 unless earlier redeemed by the Company as described below. At no time will the Rights have any voting power.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock prior to the Distribution Date will be issued with Rights.

          In the event that an Acquiring Person, other than an Exempted Person, as defined below, becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock (unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent directors of the Company who are not representatives, nominees, affiliates or associates of an Acquiring Person to be fair and otherwise in the best interest of the Company and its stockholders after receiving advice from one or more investment banking firms (a "Qualified Offer")), each holder


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of a Right will thereafter have the right to receive, upon exercise, Common
Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to four times the Exercise Price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph (the "Flip-In Events"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the Flip-In Events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          Any person who, together with all affiliates and associates of such person, is the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 20% or more of the shares of Common Stock outstanding on September 13, 1996 (the "Rights Dividend Declaration
Date") will be an "Exempted Person."   In addition, any person who, together
with all affiliates and associates of such person, becomes the beneficial owner of Common Stock, options and/or warrants exercisable for shares of Common Stock representing 20% or more of the shares of Common Stock then outstanding as a result of a purchase by the Company or any of its subsidiaries of shares of Common Stock will also be an "Exempted Person." However, any such person will no longer be deemed to be an Exempted Person and will be deemed to be an Acquiring Person if such person, together with all affiliates and associates of such person, becomes the beneficial owner, at any time after the Rights Dividend Declaration Date, of additional securities representing 1000 or more shares of Common Stock, except if such additional securities are acquired (x) pursuant to the exercise of options or warrants to purchase Common Stock outstanding and beneficially owned by such person as of the date such person became the beneficial owner of 20% or more of the then outstanding shares of Common Stock or as a result of an adjustment to the number of shares of Common Stock for which such options or warrants are exercisable pursuant to the terms thereof, or
(y) as a result of a stock split, stock dividend or the like. A purchaser, assignee or transferee of the shares of Common Stock (or options or warrants exercisable for Common Stock) of an Exempted Person will not thereby become an Exempted Person.

          In the event that following the Stock Acquisition Date: (i) the Company engages in a merger or business combination transaction in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preceding paragraph); (ii) the Company engages in a merger or business combination transaction in which the Company is the surviving corporation and the Common Stock is changed or exchanged; or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to four times the Exercise Price of the Right.

          The Purchase Price and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the

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event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock; or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time until twenty (20) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the Continuing Directors, as defined below. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

          The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the adoption of the Rights Plan and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but does not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company, as set forth above.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

          The Rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. The Rights, however, are not intended to prevent a takeover, but rather are designed to enhance the ability of the Board of


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Directors to negotiate with a potential acquiror on behalf of all of the stockholders.

          The Rights Agreement between the Company and the Rights Agent that specifies the terms of the Rights was included in the Company's Registration Statement filed on Form 8-A on September [ ], 1996, and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

          (c)  Exhibits.


             4.1 Rights Agreement, dated as of September 13, 1996, by and between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to
                     Exhibit 1 to the Company's Registration Statement on Form 8-A, dated September [ ], 1996.

             20.1 Form of letter to the Company's Stockholders, dated September 13, 1996.

             20.2    Press Release of the Company, dated as of September 13,
                     1996.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         OPINION RESEARCH CORPORATION
                                 (Registrant)


Date:  September ___, 1996



                                  By:   /s/  Michael R. Cooper
                                        --------------------------
                                        Michael R. Cooper
                                        Chairman



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                                 EXHIBIT INDEX


Exhibit            Description                                       Page
- -------            -----------                                       ----

4.1 Rights Agreement, dated as of September 13, 1996, by and between the Company and the Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated September [ ], 1996.

20.1 Form of letter to the Company's Stockholders, dated September 13, 1996.

20.2 Press Release of the Company, dated as of September 13, 1996.



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